EXHIBIT 99.1

                                              Contact:  Andrew C. Bearden, Jr.
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        (334) 875-1000

                     THE PEOPLES BANCTRUST CO., INC. REPORTS
                             THIRD QUARTER EARNINGS

SELMA, Ala. - (October 19, 2006) - The Peoples BancTrust Company, Inc. (NASDAQ:
PBTC) reported earnings and condition for the third quarter and first nine months of 2006.

         Net income totaled $1.9 million for the three months ended September 30, 2006 (the "2006 quarter"), compared to $2.1 million for the same period in 2005 (the "2005 quarter"). Basic and diluted earnings per share were $0.31 and $0.35 for the 2006 and 2005 quarters, respectively.

         For the nine months ended September 30, 2006 ("YTD 2006"), net income totaled $6.6 million, compared to $5.1 million for the same period in 2005 ("YTD 2005"). Basic and diluted earnings per share were $1.12 and $0.88 for YTD 2006 and YTD 2005, respectively.

         "We are pleased with our results thus far in 2006," stated Don J. Giardina, President and Chief Executive Officer. "Net interest income has increased significantly over prior periods, noninterest revenues remain solid and operating expenses compare favorably to our plan projections and prior periods. Quarter-over-quarter net income is slightly lower, primarily due to the fact that the third quarter of this year contains charges against income in our provision for loan losses account, compared to prior quarters in 2005 when we were in the unique position of realizing additions to income from our provision for loan losses account. Not withstanding the provision for loan losses, pretax earnings have experienced double digit increases throughout 2006 compared to 2005."

THIRD QUARTER 2006 RESULTS

         Net interest income in the 2006 quarter increased to $7.6 million, from to $6.8 million in the 2005 quarter. Net interest margin in the 2006 quarter was 3.70%, compared to 3.69% in the 2005 quarter. Average earning assets increased to $811.1 million in the 2006 quarter from $732.4 million in the 2005 quarter.

         Provision for loan losses in the 2006 quarter totaled $428,000 compared to negative $26,000 for the 2005 quarter. As a percent of average loans, net loan charge offs in the 2006 quarter were 0.07%, compared to 0.10% in the 2005 quarter.

         Noninterest income totaled $2.3 million in both the 2006 and 2005 quarters.

         Noninterest expense in the 2006 quarter totaled $6.8 million compared to $6.5 million in the 2005 quarter. An increase in employee benefits expense, which was primarily attributable to staff additions in new markets, was the primary contributing factor to this increase.

YEAR-TO-DATE 2006 RESULTS

         Net interest income increased from $19.9 million in YTD 2005, to $21.7 million in YTD 2006. Net interest margin in YTD 2006 was 3.73%, compared to 3.66% in YTD 2005. Average earning assets increased to $778.6 million in YTD 2006, from $726.2 million in YTD 2005.

         Provision for loan losses in YTD 2006 was negative $465,000, compared to negative $482,000 in YTD 2005. As a percent of average loans, net loan charge-offs in YTD 2006 were 0.02%, compared to 0.42% in YTD 2005.

         Noninterest income totaled $7.0 million in YTD 2006 and $6.7 million in YTD 2005. Increases in deposit fee income accounted for the majority of the overall increase in noninterest income.

         Noninterest expense declined from $20.2 million in YTD 2005, to $19.5 million in YTD 2006.

OUTLOOK

         "We believe our Bank is well positioned for growth. Having entered some of the most dynamic markets in the state, we feel like opportunities exist to expand our presence within and beyond our current footprint. Recent progress in the areas of credit culture and quality, as well as in leveraging our operational capacities, further enhances our ability to take advantage of growth opportunities as they arise. We will continue to concentrate on the fundamental aspects of the banking business, which we believe are critical in providing competitive and sustainable returns to our shareholders, while meeting the demands of the markets we serve," concluded Mr. Giardina.

ABOUT PEOPLES BANCTRUST CO., INC.

         The Peoples BancTrust Co., Inc. is the parent company of The Peoples Bank and Trust Company, which has 23 offices located in ten Alabama counties (Autauga, Bibb, Butler, Dallas, Elmore, Jefferson, Lee, Montgomery, Shelby and Tuscaloosa).

         Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Peoples BancTrust's operating results, performance or financial condition are set forth in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K.

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                       THE PEOPLES BANCTRUST COMPANY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                     September 30,     December 31,
                                                         2006              2005
                                                     -------------    -------------
                                                      (unaudited)
ASSETS
------
Cash and due from banks                              $      48,359    $      34,585
Federal funds sold                                               -           14,000
                                                     -------------    -------------
  Cash and cash equivalents                                 48,359           48,585

Available-for-sale securities                              198,535          226,043

Loans, net of unearned income                              592,242          495,509
Allowance for loan losses                                   (6,112)          (6,654)
                                                     -------------    -------------
  Loans, net                                               586,128          488,855

Bank premises and equipment                                 41,123           37,960
Less accumulated depreciation                              (20,314)         (19,014)
                                                     -------------    -------------
  Bank premises and equipment, net                          20,808           18,946

Other real estate, net                                       1,314            2,746
Interest receivable                                          5,001            3,921
Intangible assets acquired, net                              6,478            6,634
Deferred income taxes                                        2,315            2,283
Other assets                                                16,657           13,759
                                                     -------------    -------------
    Total assets                                     $     885,596    $     811,773
                                                     =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Liabilities:
Deposits:
  Demand-noninterest bearing                         $      83,852    $      85,538
  Demand-interest bearing                                  250,650          238,010
  Savings                                                   34,970           36,965
  Time                                                     373,969          327,536
                                                     -------------    -------------
    Total deposits                                         743,440          688,049
Other borrowed funds                                        48,530           37,732
Interest payable                                             3,628            2,176
Income taxes payable                                         1,221              223
Other liabilities                                            2,300            2,042
                                                     -------------    -------------
    Total liabilities                                      799,120          730,222

Stockholders' equity:
  Common stock                                                 591              590
  Treasury stock                                                 -              (91)
  Additional paid-in capital                                17,066           16,586
  Accumulated other comprehensive loss, net of tax          (3,579)          (3,449)
  Deferred stock based compensation                           (112)             (92)
  Retained earnings                                         72,509           68,007
                                                     -------------    -------------
    Total stockholders' equity                              86,476           81,551
                                                     -------------    -------------
      Total liabilities and stockholders' equity     $     885,596    $     811,773
                                                     =============    =============

                       THE PEOPLES BANCTRUST COMPANY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands except share and per share data)

                                                               Three Months Ended                Nine Months Ended
                                                                  September 30,                    September 30,
                                                          -----------------------------    ------------------------------
                                                               2006            2005            2006             2005
                                                          -------------   -------------    -------------    -------------
                                                                   (unaudited)                      (unaudited)
Interest income:
  Interest and fees on loans and
   bankers acceptances                                    $      11,721   $       8,403    $      31,980    $      23,285
  Interest and dividends on investment
   securities:
    U.S. Government securities                                    1,069           1,112            3,243            3,275
    Other securities and interest-bearing deposits                  947           1,082            2,955            3,441
  Interest on federal funds sold and interest bearing
   deposits in banks                                                417             246              710              755
                                                          -------------   -------------    -------------    -------------
      Total interest income                                      14,155          10,843           38,888           30,757
                                                          -------------   -------------    -------------    -------------

Interest expense:
  Interest on deposits                                            5,994           3,523           15,501            9,162
  Interest on federal funds purchased
   and other borrowed funds                                         600             509            1,645            1,719
                                                          -------------   -------------    -------------    -------------
      Total interest expense                                      6,594           4,032           17,146           10,881
                                                          -------------   -------------    -------------    -------------

      Net interest income                                         7,562           6,811           21,743           19,876

Provision (credit) for loan losses                                  428             (26)            (465)            (482)
                                                          -------------   -------------    -------------    -------------

      Net interest income after provision (credit)
       for loan losses                                            7,134           6,837           22,207           20,358

Noninterest income:
  Trust department income                                           214             227              745              673
  Service charges on deposit accounts                             1,458           1,461            4,287            3,863
  Net securities (losses) gains                                       0               0              (18)              14
  Other noninterest income                                          646             650            1,972            2,159
                                                          -------------   -------------    -------------    -------------
      Total noninterest income                                    2,318           2,338            6,986            6,709

Noninterest expense:
  Salaries and wages                                              2,950           3,092            8,776            9,348
  Pensions and other employee benefits                              887             523            2,092            1,524
  Occupancy and equipment expenses                                1,302           1,289            3,749            3,869
  Other noninterest expenses                                      1,697           1,621            4,842            5,453
                                                          -------------   -------------    -------------    -------------
      Total noninterest expense                                   6,836           6,525           19,459           20,194
                                                          -------------   -------------    -------------    -------------

      Income before provision for income taxes                    2,615           2,650            9,734            6,873

Provision for income taxes                                          756             600            3,109            1,777
                                                          -------------   -------------    -------------    -------------

      Net income                                          $       1,860   $       2,050    $       6,625    $       5,096
                                                          =============   =============    =============    =============
Earnings per share
  Basic net income per share                              $        0.31   $        0.35    $        1.12    $        0.88
                                                          =============   =============    =============    =============
  Diluted net income per share                            $        0.31   $        0.35    $        1.12    $        0.88
                                                          =============   =============    =============    =============
  Dividends per share                                     $        0.12   $        0.11    $        0.36    $        0.33
                                                          =============   =============    =============    =============
  Basic weighted average number of
   shares outstanding                                         5,906,523       5,881,047        5,901,939        5,776,439
                                                          =============   =============    =============    =============
  Diluted weighted average number of
   shares outstanding                                         5,951,038       5,906,186        5,938,918        5,803,011
                                                          =============   =============    =============    =============

                       THE PEOPLES BANCTRUST COMPANY, INC.
                            SELECTED FINANCIAL RATIOS

                                                         As of and for the       As of and for the nine
                                                           quarter ended              months ended
                                                           September 30,              September 30,
                                                     ------------------------   -------------------------
                                                        2006          2005         2006           2005
                                                     ----------    ----------   ----------     ----------
                                                           (unaudited)                (unaudited)
Loans to deposits                                         78.84%        70.00%        78.84%        70.00%

Allowance for loan losses to loans                         1.03%         1.47%         1.03%         1.47%

Net charge offs to average loans                           0.07%         0.10%         0.02%         0.42%

Nonperforming assets to total assets                       0.20%         0.37%         0.20%         0.37%

Allowance for loan losses to  nonaccrual loans          1424.81%       843.21%      1424.81%       843.21%

Yield on loans                                             8.00%         7.10%         7.75%         6.90%

Net interest margin                                        3.70%         3.69%         3.73%         3.66%

Noninterest income to average assets                       1.06%         1.19%         1.10%         1.14%

Noninterest expense to average assets                      3.12%         3.33%         3.06%         3.42%

Efficiency ratio                                          69.19%        71.31%        67.73%        75.96%